EXHIBIT 99.3

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert this Note)

To: Renovaro Inc. 2080 Century Park E, Suite 906 Los Angeles, CA 90067 E-mail: nfuentes@renovarogroup.com Attention: Nathen Fuentes

The undersigned hereby irrevocably elects to convert $ of the outstanding principal and/or accrued interest of the above Note into shares of Common Stock of Renovaro Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Signature:_________________________
Name:
Address:
Amount to be converted:	$
Amount of Note unconverted:	$
Conversion Price per share:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number: